                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement
     / / Confidential, for Use of the
         Commission Only (as permitted by
         Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                  Farah, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
     /X/ No Fee Required.
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rules 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

[FARAH LOGO]




                               FARAH INCORPORATED

                    8889 GATEWAY WEST - EL PASO, TEXAS 79925

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


       The Annual Meeting of Shareholders of Farah Incorporated (the "Company") will be held at the Fairmont Hotel, Terrace Room, 1717 N. Akard, Dallas, Texas 75201, on March 11, 1997, at 9:00 a.m. (Central Standard Time), for the following purposes:

       (1) to elect eight directors to serve on the Company's Board of Directors;

       (2) to consider and vote on a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock and to authorize a new class of Preferred Stock;

       (3) to consider and vote upon the Company's 1996 Non-Employee Directors Stock Option Plan;

       (4) to ratify the selection of Coopers & Lybrand, L.L.P. as the Company's independent public accountants for the fiscal year ending November 2, 1997; and

       (5) to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

       The shareholders of record at the close of business on January 24, 1997, are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

       We hope that you attend the Annual Meeting in person, but in any event you are urged to mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be voted in accordance with your wishes. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

                                   FARAH INCORPORATED



                                   /s/ KAREN S. CASTILLO, SECRETARY
                                   --------------------------------------
                                   Karen S. Castillo, Secretary

January 31, 1997

[FARAH LOGO]




                    8889 GATEWAY WEST - EL PASO, TEXAS 79925

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 11, 1997


         The enclosed proxy is solicited by and on behalf of the Board of Directors of Farah Incorporated (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Fairmont Hotel, Terrace Room, 1717 N. Akard, Dallas, Texas 75201, on March 11, 1997, at 9:00 a.m. (Central Standard Time), and at any adjournment of such Annual Meeting. The matters to be considered and acted upon at the Annual Meeting are described in the foregoing notice of the Annual Meeting and this Proxy Statement. The persons named as proxies are Richard C. Allender and Russell G. Gibson, each of whom is presently an executive officer of the Company.

         This Proxy Statement and the related form of proxy are being mailed on or about January 31, 1997, to all shareholders of record on January 24, 1997. Shares of the Company's common stock, no par value (the "Common Stock"), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a shareholder. As to the election of directors, a shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. See "Proposal One: Election of Directors" below. With respect to each of the other proposals, a shareholder may, by checking the appropriate box on the proxy: (i) vote "FOR" the proposal; (ii) vote "AGAINST" the proposal; or (iii) "ABSTAIN" from voting on the proposal. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

         The cost of soliciting, preparing, assembling and mailing the proxy, this Proxy Statement, and other materials enclosed therewith, and all clerical and other expenses of proxy solicitation will be borne by the Company. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or in person. The Company also has employed Georgeson and Co. Inc., a proxy solicitation firm, to solicit proxies from brokers and banks at a cost of approximately $7,500. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding such materials.

         The information contained in the "Stock Option and Compensation Committee Report on Executive Compensation" below and "Performance of the Common Stock" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 VOTING RIGHTS

         The holders of record of the 10,235,371 shares of Common Stock outstanding on January 24, 1997, will be entitled to one vote for each share held on all matters coming before the Annual Meeting.


                                METHOD OF VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is present, the affirmative vote of two-thirds (66.67%) of all the outstanding shares of Common Stock shall be the act of the shareholders with respect to Proposal 2. Proposals 3 and 4 require the affirmative vote of a majority of the shares of Common Stock present. Once a quorum is present at a duly organized and convened meeting, shareholders may continue to conduct business notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present or represented at the Annual Meeting, the shareholders present at the meeting or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

         Abstentions may be specified on all proposals (other than the election of directors) and will be counted towards a quorum. With respect to the election of directors, votes may be cast in favor or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect.

         Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. In addition, brokers are entitled to vote on certain items, such as the election of directors and other "discretionary items," even when they have not received instructions from beneficial owners. Brokers are not permitted to vote for other "non-discretionary" items without specific instructions from the beneficial owners. If a broker has not received specific instructions with respect to shares held for beneficial owners, the votes to which those shares are entitled are deemed "broker non-votes." Such broker non-votes will be counted towards a quorum. Under applicable Texas law and in accordance with the Company's bylaws, broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposals 1, 3 and
4. With respect to Proposal 2, broker non-votes will be counted as votes against the proposal.


                                 ANNUAL REPORT

         The annual report for the Company's fiscal year ended November 3, 1996, including audited financial statements, is being furnished with this Proxy Statement to shareholders of record as of January 24, 1997. The annual report does not constitute a part of the proxy solicitation materials.


                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth persons who were known to the Company as of January 13, 1997, to be beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock:

                                                            AMOUNT OF
           NAME AND ADDRESS OF                              BENEFICIAL                  PERCENT OF
            BENEFICIAL OWNER                                OWNERSHIP                     CLASS
         -----------------------                            ----------                  ----------
         Georges Marciano                                     765,900(1)                    7.5%
         Georges Marciano Trust
           9756 Wilshire Boulevard
           Beverly Hills, California 90212

         Merrill Lynch & Co., Inc.                          1,172,200(2)                   11.5%
           World Financial Center, North Tower
           250 Vesey Street
           New York New York 10281

         Reich & Tang Asset Management L.P.(3)                926,500                       9.1%
           600 Fifth Avenue
           New York, New York  10020

         Strome Susskiend Investment Management(3)            684,400                       6.7%
           100 Wilshire Blvd.
           15th Floor
           Santa Monica, California  90401

         Dimensional Fund Advisors, Inc(3)                    542,100                       5.3%
           1299 Ocean Avenue
           11th Floor
           Santa Monica, California  90401

         _________________

         (1) According to Amendment No. 18 to Schedule 13D dated January 13, 1997, Georges Marciano has sole voting and dispositive power with respect to 765,900 shares of Common Stock beneficially owned by the Georges Marciano Trust and by various trusts of which Mr. Marciano is the sole trustee (collectively with certain affiliates of such persons, the "Marciano Interests"). According to the Schedule 13D, the foregoing beneficial owners may be deemed to be a "group" as that term is defined in Rule 13(d)(3) of the Exchange Act.

         (2) The following entities are the beneficial owners of, and have shared voting and dispositive power with respect to, 1,172,200 shares of Common Stock: Merrill Lynch & Co., Inc.; Merrill Lynch Group, Inc.; Princeton Services, Inc.; Fund Asset Management, L.P.; and Merrill Lynch Special Value Fund, Inc.

         (3) According to information provided by such persons as of January 13, 1997.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the number of shares of Common Stock beneficially owned by each director, each named executive officer and by all directors and executive officers as a group as of January 13, 1997.

                                                           SHARES
                               AMOUNT                     SUBJECT TO
                            OF BENEFICIAL                 OPTIONS AND      PERCENT
     NAME                   OWNERSHIP(1)                   AWARDS(1)       OF CLASS
     ----                 ---------------                ------------      --------
Richard C. Allender            215,650                        171,900        2.1%
Jackie L. Boatman               65,615                         64,500            (2)
Clark L. Bullock                 4,500                          4,500            (2)
Christopher L. Carameros         7,000                          4,500            (2)
John D. Curtis                    --                             --
Russell G. Gibson               25,000                         25,000            (2)
Sylvan Landau                   17,000                         12,000            (2)
Michael R. Mitchell            101,328                         92,500            (2)
Timothy B. Page                 45,000                         45,000            (2)
Charles J. Smith                 4,500                          4,500            (2)
All directors and
  executive officers
  as a group (10 persons)      485,593                        424,400        4.8%(3)

------------------

         (1) The shares of Common Stock that are either subject to options that become exercisable within 60 days or subject to restricted stock awards that vest within 60 days are also included in the column entitled "Amount of Beneficial Ownership."

         (2)     Less than one percent of the outstanding shares of Common
                 Stock.

         (3) Percentage considers an aggregate of 424,400 shares of Common Stock to be outstanding which are either subject to options which are exercisable within 60 days or subject to restricted stock awards which vest within 60 days.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

         On December 3, 1996, the Board of Directors amended the bylaws of the Company to provide for a classified Board of Directors divided into three classes. At the Annual Meeting, shareholders will elect two directors to serve in Class I, three directors to serve in Class II, and three directors to serve in Class III. Class I will serve a three-year term, expiring at the annual meeting in 2000. Class II will serve for a one-year term, expiring at the annual meeting in 1998. Class III will serve for a two-year term, expiring at the annual meeting in 1999. Each of the persons listed below has been nominated for election to the Board of Directors to serve in the Class set opposite his name.


              Director                                  Class
              --------                                  -----
              Richard C. Allender                        I
              Clark L. Bullock                          II
              Christopher L. Carameros                  III
              John D. Curtis                             I
              Sylvan Landau                             III
              Michael R. Mitchell                       II
              Timothy B. Page                           III
              Charles J. Smith                          II


See "Directors and Executive Officers--Nominees for Election as Directors." The shares represented by proxies will be voted as specified by the shareholder.
If a shareholder does not specify his/her choice, the shares will be voted in favor of the election of the nominees listed on the proxy except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other person as the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS
PROPOSAL.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following sets forth certain information regarding the nominees for election to the Company's Board of Directors and the Company's Executive
Officers:

NOMINEES FOR ELECTION AS DIRECTORS

RICHARD C. ALLENDER, age 51, has been a director of the Company since June 1988. Mr. Allender has served the Company in various capacities since 1985. Mr. Allender has been President and Chief Executive Officer of the Company since July 1990 and Chairman of the Board since March 1993.

CLARK L. BULLOCK, age 48, has been a director of the Company since March 1994. For the last eight years, Mr. Bullock has been Chairman and Chief Executive Officer of Shelter Rock Investors Services Corporation, a financial services and investment company. Mr. Bullock also serves as Chairman of the Board of several of Shelter Rock's portfolio companies, including Almedica Services Corp. and Almedica Corp. (pharmaceutical clinical supplies and services), SR Metals Inc. (metal plate processing) and George Glove Company (dermatological glove products). Mr. Bullock also serves as director for the Fundamental Family of Funds.

CHRISTOPHER L. CARAMEROS, age 43, has been a director of the Company since August 1987. Since September 1990, Mr. Carameros has been a business consultant and in private practice as a certified public accountant and currently is an officer, director and minority owner of Cactus Apparel, Inc., a privately held private label clothing manufacturer. Mr. Carameros is also a director of Helen of Troy Limited, a manufacturer of hair care appliances.

JOHN D. CURTIS, age 56, has served on the Board of Directors of the Company since June, 1996. Mr. Curtis has served on the Board of Directors of Jayhawk Acceptance Corporation since October, 1995. Since November, 1995, Mr. Curtis has been the President of First Extended Service Corporation. Prior to joining First Extended Service Corporation, Mr. Curtis was a partner in the law firm of Baker & McKenzie from November 1992 until October 1995. Prior to November 1992, he was a partner in the Dallas, Texas law firm of Johnson & Gibbs, P.C.

SYLVAN LANDAU, age 71, has been a director of the Company since January 1987. Prior to 1987, Mr. Landau was employed by Haggar Corp. for 39 years in various capacities, including President of Haggar International and President of the Reed St. James division. Mr. Landau served as Vice Chairman of Corporate Marketing of the Company from January 1987 to February 1988 and as a consultant of the Company since 1988. Mr. Landau has served the Dallas Market Center in various capacities since 1988, and currently is Executive Vice President--Retail Development. The Dallas Market Center is a corporation which operates various real properties in Dallas, Texas, and which provides markets for the wholesale trade.

MICHAEL R. MITCHELL, age 43, has been a director of the Company since March 1994. Mr. Mitchell has been employed by the Company since 1981 in various sales and marketing capacities. Mr. Mitchell was appointed President of Farah U.S.A., Inc. in March 1994.

TIMOTHY B. PAGE, age 44, has been a director of the Company since September 1989. For five years prior to November 1992, Mr. Page served as a director, Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Tri-Gas, Inc., an industrial gas manufacturing company. From November 1992 to March 1995, Mr. Page was a business consultant and managed his personal investments. Since March 1995, Mr. Page has served as Executive Vice President and Chief Operating Officer of the Company.

CHARLES J. SMITH, age 70, has been a director of the Company since March 1994. For more than five years prior to his retirement in 1994, Mr. Smith served in various capacities with Crystal Brands, Inc., an apparel manufacturer and marketer, most recently as an Executive Vice President. Since then, Mr. Smith
has served as a consultant to various apparel companies.   In May 1995, Mr.
Smith became a partner and director of Phoenix Apparel Group, Inc., a privately-held apparel sourcing and consulting company.

EXECUTIVE OFFICERS

         The executive officers of the Company consist of Richard C. Allender, Jackie L. Boatman, Michael R. Mitchell, Timothy B. Page, Russell G. Gibson and Karen S. Castillo. Messrs. Allender, Mitchell, and Page are currently directors of the Company. See "Nominees for Election as Directors."

JACKIE L. BOATMAN, age 38, has been an executive officer of the Company since March 1994. Mr. Boatman has been employed by the Company since 1987 in various capacities. Mr. Boatman served as Senior Vice President--Manufacturing of Farah U.S.A., Inc. from May 1991 through March 1994, and has served as Executive Vice President--Operations for Farah U.S.A., Inc. since March 1994.

KAREN S. CASTILLO, age 42, has been Secretary of the Company since March 1996. Ms. Castillo has been employed by the Company since March 1973 in various capacities.

RUSSELL G. GIBSON, age 44, has served as Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company since March 1996. Mr. Gibson served as Senior Vice President, Financial Planning and Reporting of Farah U.S.A., Inc. from November 1994 until March 1996. Prior to November 1994, Mr. Gibson served as Controller of El Paso Electric Company, Inc., which filed a petition under the Federal bankruptcy laws in January 1992.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Company has an Executive Committee which during fiscal year 1996 was comprised of Richard C. Allender (Chairman), Christopher L. Carameros, Timothy B. Page and Charles J. Smith. The Executive Committee has the power to exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company to the extent provided in the Company's Bylaws and by applicable law. The Executive Committee met or voted on resolutions two times during fiscal year 1996.

         The Company has an Audit Committee which consisted of Christopher L. Carameros (Chairman), Clark L. Bullock, Edward J. Monahan and Charles J. Smith until Mr. Monahan's resignation as a director of the Company effective December 31, 1995. After January 1, 1996, the Audit Committee consisted of Christopher
L. Carameros (Chairman), Clark L. Bullock and Charles J. Smith until September 11, 1996, when Mr. Carameros resigned as a member of the Committee. After September 11, 1996, the Audit Committee consisted of John D. Curtis (Chairman), Clark L. Bullock and Charles J. Smith. The Audit Committee is responsible for evaluating accounting and control procedures and practices of the Company and reporting on such matters to the Board of Directors. The Audit Committee serves as a direct liaison with the Company's independent public accountants and recommends the engagement or discharge of such accountants. The Audit Committee meets periodically with the Chief Financial Officer, other appropriate officers of the Company and the Company's independent public accountants to review the Company's financial and accounting systems, accounting and financial controls, reports by the independent public accountants, proposed accounting changes and financial statements and opinions on such financial statements. The Audit Committee met or unanimously voted on resolutions four times during fiscal year 1996.

         The Company has a Nominating Committee which during fiscal year 1996 consisted of Charles J. Smith (Chairman), Richard C. Allender and Sylvan Landau. The Nominating Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or Board Committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and Board Committee positions. The Nominating Committee met and unanimously voted on resolutions once during fiscal year 1996. The Nominating Committee will consider candidates recommended by other directors and shareholders. Written suggestions for candidates accompanied by a written consent of the proposed candidate to serve as a director if nominated and elected, a description of his/her qualifications and other relevant biographical information, should be sent in by November 30 of the year preceding the next Annual Meeting to the Secretary of the Company, 8889 Gateway West, El Paso, Texas 79225.

         The Company has a Stock Option and Compensation Committee which during fiscal year 1996 consisted of Charles J. Smith (Chairman), Clark L. Bullock and Christopher L. Carameros. Christopher L. Carameros resigned from the Stock Option and Compensation Committee on September 11, 1996. See "Stock Option and Compensation Committee Interlocks and Insider Participation" below and "Stock Option and Compensation Committee Report on Executive Compensation" below. The Stock Option and Compensation Committee reviews and makes recommendations to the Board of Directors on officer and senior employee compensation, restricted stock and stock option awards and other compensation, and generally oversees matters relating to compensation of employees of the Company. The Stock Option and Compensation Committee met or unanimously voted on resolutions five times during fiscal year 1996.

         The full Board of Directors met or unanimously voted on resolutions four times during fiscal year 1996. Each of the directors attended or acted upon at least seventy-five percent of the aggregate number of Board of Director meetings, consents, and Board of Director Committee meetings or consents held or acted upon during fiscal year 1996.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the summary of compensation paid or accrued to the Company's Chief Executive Officer and its named executive officers during fiscal years 1994-1996.

SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                                   LONG TERM COMPENSATION
                   ------------------------------------------------------------ ---------------------------------------------

                                                                      OTHER           RESTRICTED
  NAME AND                                                            ANNUAL             STOCK                      ALL OTHER
PRINCIPAL POSITION      FISCAL YEAR    SALARY         BONUS      COMPENSATION(1)        AWARDS(2)     OPTIONS      COMPENSATION
------------------      -----------   --------       --------    ---------------      -----------     -------      ------------
Richard C. Allender,      1996        $344,083       $112,000        $16,379                    $0     140,000     $131,014(3)
 President & Chief        1995         300,000              0         15,000                     0           0      128,050(3)
 Executive Officer        1994         300,000        164,850         15,000             1,402,500      45,000      127,750(3)

Jackie L. Boatman,        1996        $202,217        $40,000        $10,105                    $0      45,000      $25,227(4)
 Executive Vice           1995         190,020         10,000          9,501                     0       7,000       26,060(4)
 President, Farah         1994         160,425         47,100          8,271                     0      14,000       25,795(4)
 U.S.A., Inc.

Russell G. Gibson,(5)     1996        $141,068        $20,000         $7,191                    $0      30,000      $25,221(6)
 Executive Vice
 President and Chief
 Financial Officer

Michael R. Mitchell,      1996        $249,718        $60,000        $12,170                    $0      70,000      $35,976(7)
 President, Farah         1995         240,000              0         12,000                     0           0       36,510(7)
 U.S.A., Inc.             1994         204,588         89,490         14,438                82,500      35,000       36,167(7)

Timothy B. Page,(8)       1996        $240,800        $40,000             $0                    $0      35,000      $21,334(9)
 Executive Vice           1995         160,000              0                                    0           0        1,340(10)
 President and Chief
 Operating Officer

_________________________________


         (1) Such amounts represent the Company's contribution, pursuant to separate Deferred Compensation Agreements between the Company and the Company's Chief Executive Officer and each other executive officer, to a deferral account on behalf such officer.

         (2) The number and value of restricted stock holdings as of November 3, 1996 are as follows:

                                                                                                   VESTING
                                                                                    --------------------------------------
                                                                                          Fiscal
         Executive Officer                      Number              Value($)               Year                  Number
         -----------------                      ------              -----                 ------                 ------
         Richard C. Allender                    25,000              175,000                1997                  12,500
                                                                                           1998                  12,500

                 Dividends, if any, in respect of the shares of restricted stock will be paid at the discretion of the Stock Option and Compensation Committee.

         (3) Includes $4,500 for each of fiscal years 1996, 1995 and 1994, contributed by the Company on behalf of Mr. Allender pursuant to a defined contribution plan, the Farah Savings and Retirement Plan (the "401(k) Plan"), $5,514, $2,550 and $2,250
                 for fiscal years 1996, 1995 and 1994, respectively, for life insurance premiums paid by the Company on behalf of Mr. Allender, and $121,000 for each of fiscal years 1996, 1995 and 1994, for reverse split dollar life insurance premiums paid by the Company on behalf of Mr. Allender.

         (4) Includes $4,500 for each of fiscal years 1996, 1995 and 1994, contributed by the Company on behalf of Mr. Boatman pursuant to the 401(k) Plan, $727, $1,560 and $1,295 for fiscal years 1996, 1995 and 1994, respectively, for life insurance premiums paid by the Company on behalf of Mr. Boatman, and $20,000 for each of fiscal years 1996, 1995 and 1994, for reverse split dollar life insurance premiums paid by the Company on behalf of Mr. Boatman.

         (5) Mr. Gibson was appointed Executive Vice President and Chief Financial Officer of the Company in March 1996. See "Directors and Executive Officers--Executive Officers."

         (6) Includes $4,472 for fiscal year 1996, contributed by the Company on behalf of Mr. Gibson pursuant to the 401(k) Plan and $749 for fiscal year 1996, for life insurance premiums paid by the Company on behalf of Mr. Gibson and $20,000 for fiscal year 1996 for reverse split dollar life insurance premiums paid by the Company on behalf of Mr. Gibson.

         (7) Includes $4,500 for each of fiscal years 1996, 1995 and 1994, contributed by the Company on behalf of Mr. Mitchell pursuant to the 401(k) Plan, $1,476, $2,010 and $1,667, for fiscal years 1996, 1995 and 1994, respectively, for life insurance premiums paid by the Company on behalf of Mr. Mitchell, and $30,000 for each of fiscal years 1996, 1995 and 1994, for reverse split dollar life insurance premiums paid by the Company on behalf of Mr. Mitchell.

         (8) Mr. Page became an executive officer of the Company in March 1995. See "Directors and Executive Officers--Nominees for Election as Directors."

         (9) Includes $1,334 for fiscal year 1996, for life insurance premiums paid by the Company on behalf of Mr. Page and $20,000 for fiscal year 1996, for reverse split dollar life insurance premiums paid by the Company on behalf of Mr. Page.

         (10) This amount is for life insurance premiums paid by the Company on behalf of Mr. Page in fiscal year 1995.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table summarizes all individual grants of stock options made during fiscal year 1996 to each of the named executive officers of the Company.

                                                                                          Potential Realizable Value
                                                                                            at Assumed Annual Rates
                                                                                               of Stock Price
                                                                                                Appreciation
                                    Individual Grants                                         for Option Term
--------------------------------------------------------------------------------------   ---------------------------
                           Number of
                          Securities
                          Underlying    % of Total
                           Options/    Options/SARs   Exercise
                             SARs       Granted to     or Base
                            Granted    Employees in     Price     Date of   Expiration
  Name                        (#)      Fiscal Year    ($/SH)(1)    Grant       Date      5%($)(2)(3)   10%($)(2)(3)
--------                   --------    ------------   ------      -------   ----------   -----------   ------------
Richard C. Allender         40,000         9.5          5.375     4/4/96      4/4/06        135,212       342,655
  President & Chief        100,000         2.5          6.000     8/12/96     8/12/06       377,337       956,245
  Executive Officer

Jackie L. Boatman           20,000         4.7          5.375     4/4/96      4/4/06         67,606       171,327
  Executive Vice            25,000         6.2          6.375     9/11/96     9/11/06       100,230       254,003
  President, Farah,
  U.S.A., Inc.

Russell G. Gibson           15,000         3.5          5.375     4/4/96      4/4/06         50,705       128,495
  Executive Vice            15,000         3.7          6.375     9/11/96     9/11/06        60,138       152,402
  President and Chief
  Financial Officer

Michael R. Mitchell         30,000         7.1          5.375     4/4/96      4/4/06        101,409       256,991
  President, Farah,         40,000         9.9          6.375     9/11/96     9/11/06       160,368       406,404
  U.S.A., Inc.

Timothy B. Page             20,000         4.7          5.375     4/4/96      4/4/06         67,606       171,327
  Executive Vice            15,000         3.7          6.375     9/11/96     9/11/06        60,138       152,402
  President and Chief
  Operating Officer

---------------------------

         (1) The exercise price is the market price on the date of grant. The market price is the closing price of the Common Stock as reported by the New York Stock Exchange, Inc.

         (2) These are hypothetical values using assumed growth as prescribed by the Securities and Exchange Commission.

         (3) The potential realizable value is calculated from the market price of the option on the date of grant appreciated at the specified rate (i.e. 5% or 10%) over the term of the option minus the exercise price of the option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

         The following table shows aggregate exercises of options during the fiscal year ended November 3, 1996, by each of the named executive officers, and the aggregate fiscal year-end value of the unexercised options held by the named executive officers.

                                                                                           VALUE OF
                                                                  NUMBER OF               UNEXERCISED
                                                                 UNEXERCISED             IN-THE-MONEY
                              NUMBER                               OPTIONS                  OPTIONS
                                OF                                AT FISCAL                AT FISCAL
                              SHARES                               YEAR-END                YEAR-END
                             ACQUIRED            VALUE           EXERCISABLE/            EXERCISABLE/
   NAME                     ON EXERCISE        REALIZED         UNEXERCISABLE          UNEXERCISABLE ($)
   ----                     -----------        --------         -------------          -----------------
Richard C. Allender              -                 -           159,400/95,000            88,050/82,500
Jackie L. Boatman                -                 -            64,500/22,500            36,188/24,063
Russell G. Gibson                -                 -            25,000/15,000            23,750/16,685
Michael R. Mitchell              -                 -            92,500/35,000            39,688/36,875
Timothy B. Page                  -                 -            19,000/17,500            20,938/20,938





EMPLOYMENT CONTRACTS AND TERMINATION AGREEMENTS

         On July 10, 1995, the Company entered into an Employment Agreement with Richard C. Allender. The term of the Employment Agreement is for a three-year period which renews automatically on a daily basis and continues thereafter for a three-year term. The Employment Agreement provides for a minimum annual salary of $325,000. The Company is also obligated to pay the premiums of a reverse split-dollar life insurance policy for Mr. Allender in the amount of $121,000 per year for three years. On June 4, 1996, the Board of Directors increased Mr. Allender's base salary to $365,000 per year.

         The Company can terminate the Employment Agreement upon the death or permanent disability of Mr. Allender or for cause. In the event of a change in control of the Company, Mr. Allender may terminate his employment (i) at any time during the term of the Employment Agreement, for Good Reason (as defined below), by giving written notice to the Company, or (ii) for a period of 180 days beginning on the date of the change in control of the Company, in his sole discretion, by providing written notice to the Company. For purposes of the Employment Agreement a "change in control" of the Company shall mean a change in control of a nature that would be required to be reported in response to
Item 1(a) of the Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (A) any "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), of 20% (the "Relevant Percentage") or more of the combined voting power of the Company's Common Stock; provided, however, the Relevant Percentage shall be 40% solely in respect of any acquisitions of Common Stock by the Marciano Interests, or any of its affiliates, or (B) individuals who constitute the Board of Directors of the Company on the date of the agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board shall be, for purposes of this clause (i), considered as though such person were a member of the Incumbent Board. "Good Reason" shall mean (A) a substantial adverse change in Mr. Allender's status or position(s) as an executive officer of the Company; (B) a reduction by the Company in Mr. Allender's base salary as in effect immediately prior to the change in control; or (C) Mr. Allender's office is moved, without his consent, from the city where his office is located immediately prior to the change in control.

         If Mr. Allender's employment is terminated by the Company other than for cause, or by Mr. Allender for Good Reason after a change in control, the Company shall be obligated to pay Mr. Allender his base salary for a period of 36 months and the remaining premiums under the split-dollar life insurance policy described above. If Mr. Allender's employment is terminated by him without Good Reason but after a change in control, the Company shall be obligated to pay Mr. Allender his base salary for a period of 18 months and the remaining premiums under the split-dollar life insurance policy described above. In addition, the Company shall maintain in full force and effect, for the same period for which severance payments are being made after such termination of the Employment Agreement, all health insurance, long-term disability, life insurance and accidental death and disability benefits in which Mr. Allender was entitled to participate immediately prior to such termination.

         On March 1, 1993, the Company entered into Employment Agreements with Jackie L. Boatman and Michael R. Mitchell, which were amended and restated in August 1994. The term of the Employment Agreements were originally for a term of three-years, but they were both extended in February 1996 to be in effect until March 1, 1998. The Employment Agreements provide for a minimum annual salary of $175,000 and $225,000, respectively. The Company is also obligated to pay, during the term of the Employment Agreements, the premiums of a reverse split-dollar life insurance policy for Messrs. Boatman and Mitchell not to exceed $20,000 and $30,000, respectively, per year. The terms of Messrs. Boatman's and Mitchell's Employment Agreements are substantially the same as the Employment Agreement with Mr. Allender except for the benefits payable upon termination of the Employment Agreement.

         If Messrs. Boatman or Mitchell is terminated by reason of incapacity, they shall be entitled to their annual salary for a period of 12 months. If Messrs. Boatman or Mitchell's employment is terminated by the Company other than for cause, death or disability, or by Messrs. Boatman or Mitchell for Good Reason after a change in control, the Company shall be obligated to pay Mr. Mitchell his base salary for a period of 24 months, and Mr. Boatman his base salary for a period of 18 months, and the Company shall be obligated to pay one additional annual premium on each of the reverse split-dollar life insurance policies.

         In March 1996, the Company entered into a one-year employment contract with Russell G. Gibson. Mr. Gibson's compensation is payable monthly, and his minimum annual salary is to be approved by the Board of Directors. Mr. Gibson's annual salary is currently $170,000.

         Effective as of November 1, 1996, the Board of Directors increased Messrs. Boatman's, Gibson's, Mitchell's and Page's base salary to $225,000, $170,000, $280,000, and $241,000, respectively, per year.

                           COMPENSATION OF DIRECTORS

         Each director who is not an officer or employee of the Company receives $1,000 per month for serving on the Board of Directors and an additional $1,000 for attending each Board of Directors meeting or Board Committee meeting not held in conjunction with a Board of Directors meeting.
No payment is made for attendance of meetings by phone. Directors who are not officers or employees of the Company are also entitled to $1,000 per day and related expenses for their time expended on Company business for special assignments upon submission and approval of expense statements. Directors who are officers or employees of the Company receive no additional compensation for serving on the Board of Directors or Board Committees or for attendance at Board of Directors or Board Committee meetings.

         During fiscal year 1996, the Company engaged Messrs. Landau and Smith to provide consulting services. The Company paid Messrs. Landau and Smith $38,780 and $3,000, respectively, during fiscal year 1996 for such consulting services. See "Directors and Executive Officers."

         Non-employee directors are entitled to receive options under the Farah Incorporated 1988 Non-Employee Directors Stock Option Plan (the "1988 Plan") and, in the case of non-employee directors that are consultants to the Company, the Company's 1991 Stock Option and Restricted Stock Plan ("1991 Plan"). The 1988 Plan provided for the grant of options to purchase a total of 150,000 shares of Common Stock. Options granted pursuant to the 1988 Plan may be exercised immediately following the date of grant. No option may be exercised after ten years from the date on which it is granted. The exercise price of the options under the 1988 Plan is the fair market value of the Common Stock at the time the option is granted. On September 1, 1996, the Company's Board of Directors adopted, subject to approval by the Company's shareholders, the Company's 1996 Non-Employee Director Stock Option Plan, which is discussed under Proposal 3.

         Each director of the Company who is, at the time, not otherwise an officer or employee of the Company or any of its subsidiaries will automatically be granted an option to purchase 1,500 shares of Common Stock immediately following each Annual Meeting of Shareholders pursuant to the 1988 Plan. The 1988 Plan is administered by the Stock Option and Compensation Committee. The Stock Option and Compensation Committee has no discretion to determine the selection of directors to whom options may be granted, the number of shares subject to an option, the number of options that may be granted or the price at which such options may be exercised.

         In the event that an option holder ceases to be a director of the Company for any reason, such option holder may exercise his/her options for a period of two years after he or she ceases to be a director, and his/her unexercised options will expire at the end of such period. Should an option holder, subject to this restriction, die during such two-year period, however, or while serving as a director, his/her options may be exercised by the beneficiary under the option holder's will or the executor of such option holder's estate for a period of two years after death and any unexercised options will expire at the end of such period. In no event, however, will the period during which such options may be exercised extend beyond the term of the options.

         On March 12, 1996, the date of the 1996 Annual Meeting of Shareholders, options to acquire 1,500 shares of Common Stock at $6.00 per share were granted to each of Clark L. Bullock, Christopher L. Carameros, Sylvan Landau and Charles J. Smith. Pursuant to the Company's 1996 Non-Employee Director Stock Option Plan, which is discussed in Proposal 3, Clark L. Bullock, Christopher L. Carameros, John D. Curtis, Sylvan Landau and Charles J. Smith were each granted, subject to shareholder approval, the following numbers of options: on September 30, 1996, options to acquired 5,000 shares of Common Stock at $7.375 per share, and on December 31, 1996, options to acquire 2,500 shares of Common Stock at $7.75 per share.


               STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

         The Stock Option and Compensation Committee was composed of Clark L. Bullock, Christopher L. Carameros and Charles J. Smith until September 1996, after which it consisted of Clark L. Bullock, John D. Curtis and Charles J. Smith. Mr. Carameros is the only person who served as a member of the Stock Option and Compensation Committee and who was formerly an officer of the Company.

                              CERTAIN TRANSACTIONS

         In 1996, the Company entered into a joint venture agreement to form Global Sourcing Services, Inc., a Cayman Islands corporation ("Global Sourcing"). Global Sourcing is owned 50% by the Company and the other 50% is owned by an unrelated corporation controlled by individuals involved in the manufacturing of apparel in Mexico. The purpose of the joint venture is to provide production sourcing in Mexico for Farah U.S.A. Global Sourcing is currently negotiating a contract with a corporation in Mexico controlled by the other joint venture partner. Christopher L. Carameros, a member of the Company's Board of Directors, has a 10% profits interest in the Mexican corporation with whom Global Sourcing intends to contract. During fiscal 1996, the Company paid this Mexican corporation $154,000 for other production sourcing. In December 1996, the Company guaranteed approximately $1.3 million of indebtedness of the Mexican corporation and Global Sourcing, the proceeds of which were used to acquire equipment to be used in providing production sourcing.

                        PERFORMANCE OF THE COMMON STOCK

         The graph below compares the cumulative total return of the Company's Common Stock to the S&P 500 Index and the Dow Jones Clothing Industry Group assuming a $100 investment on November 1, 1991.

                                    [Graph]

                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

         The Stock Option and Compensation Committee's (the "Committee") policy is to review and make recommendations to the Board of Directors on cash compensation, stock option and restricted stock awards and other compensation for the Company's executive officers. Generally, compensation for executive officers is established effective as of the beginning of each fiscal year. The Committee takes into account many factors in making the determination of aggregate compensation. Such factors include (1) the financial results of the Company for the preceding fiscal year, (2) the performance of the Company's stock, (3) compensation paid to executive officers in prior years, and (4) compensation of executive officers employed by companies in industries similar to the Company. In fiscal year 1994 the Company entered into employment agreements with each of the executive officers, other than Russell G. Gibson and Timothy B. Page who were not executive officers at the time. The employment agreements for Richard C. Allender, the Company's Chief Executive Officer, and the executive officers, excluding Mr. Gibson, were amended in fiscal year 1995 but the amendment did not increase the annual compensation amounts. The employment agreements provide for a minimum annual salary and provide discretion to the Committee to make increases based on the performance of the executive and the Company. Mr. Gibson's agreement gives the Board full discretion in setting salary levels. The annual salary levels in the agreements were based in part on advice received from an outside consulting firm retained at the time the employment contracts were entered into, although the Committee exercised its discretion is setting the final amounts of annual compensation. The outside consulting firm used a private database to survey the compensation levels and policies of 116 companies with annual sales in the $100,000,000 - $200,000,000 range. The companies included in the database surveyed by the consultant are not the same companies included in the Dow Jones Clothing Industry Group described in the section of this Proxy Statement labeled "Performance of the Common Stock" or companies necessarily involved in the apparel industry. The Committee did not consult with an outside consulting firm in connection with changes in base compensation or grants of long-term compensation for fiscal year 1996.

         Compensation of the Company's executive officers is comprised of (1) annual salary, (2) annual incentive compensation, (3) stock option and restricted stock awards and (4) other employee benefits which are described in the Proxy Statement. The compensation earned by executive officers in annual incentive compensation and stock option and restricted stock awards is intended to align the interests of management and shareholders.

         Annual salary is determined by the skills and experience required by the position, the impact of the individual on the Company, the performance of the individual and as discussed above, the Company's existing employment agreements. In fiscal year 1996, the base salary for Mr. Allender was increased to $365,000 per year. Effective as of November 1, 1996, the base salaries for Messrs. Boatman, Gibson, Mitchell and Page were increased to $225,000, $170,000, $280,000, and $241,000 per year. Such adjustments were based on the discretionary judgment of the Committee.

         Annual incentive compensation is based on the discretionary judgement of the Committee after recommendations are made by the Company's Chief Executive Officer. In fiscal year 1996, the Committee awarded cash bonuses to Messrs. Allender, Boatman, Gibson, Mitchell and Page of $112,000, $40,000, $20,000, $60,000 and $40,000. In addition, the Committee made stock option awards to each of the Company's executive officers in fiscal year 1996, including, a grant to Mr. Allender of an option to acquire 100,000 shares of the Company's common stock. The cash bonuses and stock option awards were made by the Committee because of the improved financial performance of the Company in fiscal year 1996. The net income for fiscal year 1996 was $6.8 million as opposed to a loss in fiscal year 1995 of $12.9 million. The Company's management undertook substantial costs savings measures in fiscal year 1996 to return the Company to profitability and adopted a strategic plan for the Company's operations which the Committee believes should position the Company well for the next several years. The Committee believes the cash bonuses compensate the Company's executive officers for their performance in fiscal

1996 and the stock option awards will align the interests of the Company's shareholders with the interest of management through long-term appreciation in the Company's common stock. The amount of the cash bonuses and stock option awards were based on the discretionary judgment of the Committee.

                                      By:  John D. Curtis, Chairman
                                           Clark L. Bullock
                                           Charles J. Smith


           PROPOSAL TWO: INCREASE OF THE NUMBER OF AUTHORIZED SHARES
              OF COMMON STOCK AND AUTHORIZATION OF PREFERRED STOCK


GENERAL

         The Board of Directors has determined that it is in the best interest of the Company and the shareholders to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock and provide for a class of preferred stock (the "Preferred Stock"). The Board of Directors has approved and adopted an amendment to Article Four of the Company's Articles of Incorporation to allow the Board to issue a class of Preferred Stock. The full text of the amended Article Four is set forth as follows:

                                  ARTICLE FOUR

                 The aggregate number of shares that the Corporation shall have the authority to issue is thirty million (30,000,000) shares, consisting of twenty seven million, five hundred thousand (27,500,000) shares of Common Stock, no par value, and two million five hundred thousand (2,500,000) shares of Preferred Stock, $0.01 par value.

                 The Preferred Stock may be issued from time to time in one or more series; provided, however that all shares of the same series shall be identical in all respects. The Board of Directors is hereby authorized to fix by resolution or resolutions, the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established. Any of the designations, preferences, limitations, and relative rights, including voting rights, of any series may be made dependent upon facts ascertainable outside these Articles of Incorporation, which facts may include future acts of the Corporation, provided that the manner in which such facts shall operate upon the designations, preferences, limitations, and relative rights, including voting rights, of such series is clearly and expressly set out in the resolution or resolutions establishing the series of Preferred Stock. The Board of Directors is further authorized to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. In case the number of shares of a series shall be so decreased, the shares by which the series is decreased shall resume the status of authorized but unissued shares of the class of shares from which such series was established. If no shares of a series of Preferred Stock established by the Board of Directors are outstanding, the Board of Directors shall have authority to eliminate such series, and the shares of such eliminated series shall resume the status of authorized but unissued shares of the class of shares from which such series was established.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK

         The Company's Articles of Incorporation currently authorize the issuance of up to twenty million (20,000,000) shares of Common Stock. As of January 13, 1997, 10,235,371 shares of Common Stock were issued and outstanding and an additional 1,360,386 shares of Common Stock were reserved for future issuance, including issuance in connection with the Company's outstanding stock options, leaving a balance of 8,404,243 shares of Common Stock available for other purposes. If this amendment to the Company's Articles of Incorporation is adopted by the shareholders at the Annual Meeting, the Company will have 15,904,243 shares of Common Stock available for issuance in addition to the shares of Common Stock currently reserved for future issuance. The Company does not currently have any agreements or understandings regarding the issuance of any additional shares of Common Stock.

         The Board of Directors believes that increasing the number of authorized shares of Common Stock will provide the Company with additional flexibility for possible future financing transactions, acquisitions, employee benefit plans, and other corporate purposes. Having additional authorized shares of Common Stock available may allow the Company to take advantage of opportunities that arise and that require prompt action. In such cases, the Company can issue available authorized shares of Common Stock without the delay and expense of seeking shareholder approval each time. Future authorization for the issuance of such Common Stock by a vote of the shareholders would not be solicited prior to such issuance unless required by law or regulation of applicable authority. In the event that shares of such Common Stock were issued, other than pursuant to a stock split or stock dividend, the percentage ownership of the Company of each shareholder would be proportionately reduced, but no other rights of shareholders would be affected. Shareholders of the Company have no preemptive right to subscribe for or purchase any additional shares of Common Stock issued by the Company.


PURPOSE AND EFFECT OF THE SERIES PREFERRED STOCK

         The Company's Articles of Incorporation currently do not authorize the issuance of any shares of Preferred Stock. The Board of Directors believes that a class of Preferred Stock will add flexibility to the Company's capital structure by allowing the Company to issue Preferred Stock for such purposes as the public or private sale of Preferred Stock for cash as a means of obtaining additional capital for use in the Company's business and operations, and issuance of Preferred Stock as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. If the proposed amendment is approved, the Board of Directors would be empowered to authorize the issuance of the Preferred Stock from time to time for any proper corporate purpose without the delay and expense of seeking shareholder approval each time, unless required by applicable laws or regulations or stock exchange rules. The Company does not currently have any agreements, understandings or arrangements which would result in the issuance of any shares of Preferred Stock.

         The amendment would authorize the Board of Directors to determine, among other things, with respect to each series of Preferred Stock that may be issued: (a) the distinctive designation and number of shares constituting such series; (b) whether, and upon what terms and conditions, the shares of that series would be redeemable; (c) whether dividends would be cumulative, noncumulative, or partially cumulative; (d) whether the shares will have preference over any other class, classes or series of shares as to the payment of dividends; (e) whether the shares will have preference in the assets of the Company over any other class, classes or series of shares upon the voluntary or involuntary liquidation of the Company; (f) whether, and upon what terms and conditions the shares of that series would be exchangeable, at the option of the corporation, the shareholder or another person, or upon the occurrence of a designated event, for shares, obligations, indebtedness, evidence of ownership, rights to purchase securities of the corporation or one or more other domestic or foreign corporations or other entities, or for other property, or for any combination of the foregoing; (g) whether, and upon what terms and conditions, the shares of that series would be convertible into shares of any other class or series; (h) whether the holders of such securities would have voting rights and the extent of those voting rights; and (i) whether any of the designations, preferences, limitations, and relative rights, including voting rights, of that series is dependent upon facts ascertainable outside the Articles of Incorporation; provided, however, that the manner in which such facts operate upon the series of shares must be clearly and expressly set forth. Each series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to the Company's Common Stock. Holders of the Company's Common Stock have no preemptive right to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

         It is not possible to state the precise effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of the Preferred Stock. However, such effect might include: (a) reduction of the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued shares of Preferred Stock, and restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears; (b) dilution of the voting power of the Common Stock to the extent that the Preferred Stock has voting rights; and (c) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock.

         The authorization of Preferred Stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Issuances of authorized preferred shares can be implemented, and have been implemented by some companies in recent years with voting or conversion privileges intended to make acquisition of the company more difficult or more costly. Such an issuance could discourage or limit the shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders, and could enhance the ability of officers and directors to retain their positions.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

         The Board of Directors believes that this proposed amendment to Article Four is in the best interest of the Company and the shareholders. Approval of the proposed amendment to Article Four of the Articles of Incorporation will require an affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding shares of Common Stock. Unless otherwise specified, shares represented by proxies will be voted for the proposed amendment.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS
PROPOSAL.

                   PROPOSAL THREE: APPROVAL OF THE COMPANY'S
                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

GENERAL AND OTHER MATTERS

         On September 11, 1996, the Company's Board of Directors adopted, subject to approval by the Company's shareholders, the Company's 1996 Non-Employee Directors Stock Option Plan (the "Plan") and reserved for issuance thereunder 300,000 shares of Common Stock. The text of the Plan is attached hereto as Appendix A. The material features of the Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Plan.

         The purpose of the Plan is to provide non-employee Directors with a proprietary interest in the Company through the granting of options which will
(a) increase the interest of such Directors in the Company's welfare, (b) furnish incentives to non-employee Directors to continue their services for the Company and (c) provide a means through which the Company may attract able persons to serve on the Board of Directors. In furtherance of this purpose, the Plan authorizes the granting of nonqualified stock options to purchase Common Stock to non-employee Directors. For purposes of the Plan, a Director is a non-employee Director if he or she is not an employee of the Company or any of its subsidiaries. Currently, the Company has five non-employee Directors, including Messrs. Bullock, Carameros, Curtis, Landau and Smith.

         The Plan will be administered by the Board of Directors. The Board may from time to time prescribe and amend such rules and procedures, consistent with the terms of the Plan, as may be advisable in its opinion in the administration of the Plan, and subject to the terms of the Plan shall prescribe the provisions of the stock option agreements to be issued thereunder and make all other determinations necessary for administering the Plan and the stock option agreements. The stock acquired upon exercise of options granted under the Plan will be the Company's Common Stock, which may be either authorized and unissued or treasury stock.

         Pursuant to the Plan, and subject to shareholder approval, non-employee Directors shall be granted options to purchase shares of Common Stock as follows: (a) each non-employee Director was granted an option to purchase 5,000 shares of Common Stock of the Company on September 30, 1996, and thereafter shall be granted an option to purchase 2,500 shares of Common Stock of the Company on the last day of March, June, September and December of each year in which the Plan is in effect. The exercise price per share for all options shall be equal to the average of the high and low selling price of Common Stock of the Company on the date on which the options were granted (the "Grant Date"). Fifty percent of each option granted under the Plan will vest and become exercisable on the first anniversary of the Grant Date of such option. The remaining fifty percent of each option granted under the Plan shall vest and become exercisable on the second anniversary of the Grant Date of such option.

         Each option will remain exercisable for a period of five years after the date on which it is granted. The unexercised portion of any option granted to a non-employee Director under the Plan will automatically terminate sixty days after the date on which such person ceases to be Director, except, in the case of the death or disability of such person, the option will remain exercisable for a period of 180 days by his/her estate or heirs in the event of death or by such person or his/her personal representative in the event of disability.

         In the event of a proposed dissolution, merger or sale of substantially all of the Company's assets, all options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board; provided, however, that, in such instances, the Board may, in its sole discretion, declare that any option shall terminate as of a date fixed by the Board and give each Non-employee Director the right to exercise his/her option as to all or any part of the shares covered by such option, including the shares of Common Stock as to which the option would not otherwise be exercisable at that time. The Company's shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Plan. If any option granted under the Plan should expire or terminate for any reason, other than by reason of having been exercised in full, the unpurchased shares subject to that option will again be available for issuance pursuant to the Plan.

         Subject to any required action by the shareholders of the Company, the Plan provides for adjustment of the number of shares authorized for issuance under the Plan, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any consolidation of shares, stock dividend or recapitalization of the Common Stock of the Company. In all other circumstances, the Board may not, without shareholder approval, increase the total number of shares for which options may be granted, change the manner of determining the exercise price, change the class of persons eligible to participate in the Plan or change the provisions relating to the administration of the Plan by the Board.

         No option may be granted under the Plan after August 31, 2001, and any option outstanding on such date will remain outstanding until it has either expired or has been exercised. If this Plan is not approved by the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting, any options granted under the Plan shall be null, void and of no force and effect as of their Grant Date, and the Plan shall terminate.

FEDERAL INCOME TAX CONSEQUENCES

         The Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. An optionee granted an option under the Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the option. This taxable ordinary income will be subject to Federal income tax withholding and the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

         The Board of Directors approved the Directors Plan and is recommending its approval by the shareholders because it believes that the Directors Plan, as proposed, is in the Company's best interests. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will be required for approval of the Directors Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

PROPOSAL FOUR:  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Upon the recommendation of the Board of Directors, the Board has reappointed Coopers & Lybrand, L.L.P. as independent public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending November 2, 1997 ("Fiscal 1997").

         The Company's Board of Directors recommends the ratification of the appointment of Coopers & Lybrand, L.L.P. as independent public accountants for the Company to audit the financial statements of the Company for Fiscal 1997. If a majority of the shareholders voting at the Annual Meeting at which a quorum is present, in person or by proxy, should not approve such appointment, the Board of Directors of the Company will reconsider the appointment of independent public accountants.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

         The affirmative vote of holders of a majority of the outstanding shares of Common Stock present and voting at the Annual Meeting at which a quorum is present is required for the reappointment of Coopers & Lybrand, L.L.P. as the Company's independent public accountants for Fiscal 1997.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE REAPPOINTMENT OF COOPERS & LYBRAND, L.L.P., AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR FISCAL 1997.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.
Executive officers, directors and greater than 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended November 3, 1996, no director, officer or beneficial holder of more than ten percent of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

                             CHANGE IN ACCOUNTANTS

         The Board of Directors previously requested the Audit Committee of the Board to seek proposals from other accounting firms with a view toward reducing the Company's audit and accounting fees. On the basis of the proposals received, the Board appointed the firm of Coopers & Lybrand L.L.P. as the Company's principal accountants, replacing the firm of Arthur Andersen L.L.P. On March 13, 1996, Coopers & Lybrand L.L.P. was informed of the Board's decision. Also on March 13, 1996, Arthur Andersen L.L.P. was notified of their dismissal.

         The Board anticipates that this change in accountants will enable the Company to effect a savings in audit and accounting fees. Arthur Andersen L.L.P.'s reports on the Company's financial statements for the past two years have not contained an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the period from the end of the Company's last fiscal year to the date of the Board's dismissal of Arthur Andersen L.L.P., there have been no disagreements with Arthur Andersen L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen L.L.P., would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Coopers & Lybrand, L.L.P. has been the Company's independent public accountant since fiscal year 1996. Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

         The management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.


                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Any shareholder desiring to present a proposal to the shareholders at the 1998 Annual Meeting of Shareholders, which currently is expected to be scheduled on March 10, 1998, must transmit such proposal to the Company so that it is received by the Company at its principal executive offices on or before October 1, 1997. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                                  By Order of the Board of Directors,


                                  /s/ KAREN S. CASTILLO, SECRETARY
                                  --------------------------------------
                                  Karen S. Castillo, Secretary



January 31, 1997

                                                                      APPENDIX A

                               FARAH INCORPORATED

                 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

       1. PURPOSE. The purpose of this 1996 Non-Employee Directors Stock Option Plan (this "Plan") is to provide certain directors of Farah Incorporated (the "Company") with a proprietary interest in the Company through the granting of stock options ("Options") which will

       a. increase the interest of the Non-Employee Directors (as defined below) in the Company's welfare;

       b. furnish an incentive to the Non-Employee Directors to continue their services for the Company; and

       c. provide a means through which the Company may attract able persons to serve on the Board of Directors of the Company (the "Board").

       2.     ADMINISTRATION.

       a. This Plan shall be administered by the Board. The Board may from time to time prescribe, amend and rescind such rules, regulations, provisions and procedures, consistent with the terms of this Plan, as may be advisable in its opinion in the administration of this Plan, and subject to the terms of this Plan shall prescribe the provisions of the stock option agreements to be issued hereunder and make all other determinations and interpretations necessary or advisable for administrating this Plan and the stock option agreements.

       b. A majority of the Board shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board, shall be the acts of the Board. All decisions, determinations and interpretations of the Board shall be final and binding on all persons interested in this Plan.

       3. PARTICIPANTS. Each director of the Company who is not at the time of the grant of an Option an officer or employee of the Company (a "Non-Employee Director") is to be granted Options under the Plan, and upon such grant will become a participant in the Plan.

       4.     SHARES AND OPTIONS UNDER THIS PLAN.

       a. The stock to be subject to Options granted under this Plan shall be shares of the Company's common stock, no par value per share (the "Common Stock"), which may be either authorized and unissued or treasury stock.

       b. Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding Option, the aggregate number of shares that have been authorized for issuance under this Plan, and the exercise price of any outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, payment of a stock dividend with respect to the Common Stock, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Board in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Option.

       c. In the event of the proposed dissolution or liquidation of the Company, or a proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Company with or into another corporation, any Options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board; provided, however, that the Board may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Non-Employee Director the right to exercise the participant's Option as to all or any part of the shares covered by such Option, including shares of Common Stock as to which the Option would not otherwise be exercisable at that time.

       d. The total amount of stock reserved for issuance or sale upon the exercise of Options shall be 300,000 shares (subject to adjustment in accordance with Section 4(b)).

       e. In the event any outstanding Option for any reason expires, is canceled or otherwise terminates, the shares allocable to the unexercised portion of such Option shall again be available for issuance under this Plan.

       5. ALLOTMENT OF SHARES. Subject to approval by the Company's shareholders pursuant to Section 5(b), grants of Options under the Plan shall be as described in Section 5.

       a. Each Non-Employee Director shall be granted an Option to purchase 5,000 shares of Common Stock of the Company on September 30, 1996 and thereafter shall be granted an Option to purchase 2,500 shares of Common Stock of the Company on the last day of each March, June, September, and December of each year in which this Plan is in effect (each such date a "Grant Date").
Each such Option shall be effective as of the Grant Date therefor.

       b. The Plan shall be submitted to the Company's shareholders for approval except as provided below. The Board may grant Options under the Plan prior to the time of shareholder approval, which Options will be effective when granted, but if for any reason the shareholders of the Company do not approve the Plan prior to one year after the date of adoption of the Plan by the Board, all Options granted under the Plan will be terminated and of no effect, and no Option may be exercised in whole or in part prior to such shareholder approval. Notwithstanding the foregoing, in the event that Rule 16b-3 of the General Rules and Regulations to the Securities Exchange Act of 1934 ("Rule 16b-3") and the rules of the New York Stock Exchange, Inc. (the "NYSE") are amended to eliminate the requirement of such shareholder approval from and after the date of adoption of the Plan by the Board, no such shareholder approval shall be required under this Plan and all Options granted hereunder shall continue in full force and effect.

       6. GRANT OF OPTIONS. All Options under the Plan shall be automatically granted as provided in Section 5. The grant of Options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board, but not inconsistent with the Plan.

       7. OPTION PRICE. The exercise price of each share of Common Stock covered by an Option under the Plan shall be equal to the average between the high and low sales price of the Common Stock as reported by the NYSE or such other exchange if the Common Stock is not traded on the NYSE on the Grant Date (the "Fair Market Value"). In the event the Grant Date is not a business day or the Common Stock is not traded otherwise on the NYSE or such other exchange on such date, then the exercise price shall be the average between the high and low sales price of the Common Stock as reported by the NYSE on the first trading day immediately preceding the Grant Date.

       8. OPTION PERIOD. The period during which a participant's Options shall be in force will begin on the Grant Date and will terminate at the first of the following:

       a.     5 p.m. on the fifth anniversary of the Grant Date;

       b. 5 p.m. on the date 180 days following the date of the Non-Employee Director's death or disability; or

       c. 5 p.m. on the date 60 days following the date the Non-Employee Director ceases to be a director of the Company for any other reason other than death or disability, or such longer period as the Board may deem appropriate.

       9. VESTING. Fifty percent (50%) of each Option granted under this Plan shall vest and become exercisable on the first anniversary of the Grant Date of such Option. The remaining fifty percent (50%) of each

Option granted under this Plan shall vest and become exercisable on the second anniversary of the Grant Date of such Option. No Option shall be exercisable after the fifth anniversary of the Grant Date of such Option.

       10.    CONDITIONS TO THE EXERCISE OF OPTIONS.

       a. As a condition to the exercise of an Option and provided the Non-Employee Director has not held the Option for a period of six months from the Grant Date, the Non-Employee Director shall agree not to dispose of the Common Stock obtained upon exercise of the Option until the expiration of six months from the first anniversary of the Grant Date of the Option unless such disposition is in a transaction which is exempt from the provisions of Section 16 of the Securities Exchange Act of 1934 as amended (the "Exchange Act").

       b. An Option may not be exercised for fractional shares of stock of the Company.

       11. NON-ASSIGNABILITY. An Option may be transferred or assigned by will or by the laws of descent and distribution upon the death of the Non-
Employee Director.   In the Board's discretion and prior to the death of the
Non-Employee Director, Options may be transferred to a member of the participant's family or to a trust, partnership or other entity which is, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Non-Employee Director or
members of the participant's family.   Any transfer or other assignment except
as expressly permitted herein, whether voluntary, involuntary, by operation of law or otherwise, shall immediately void the Option.

       12. RIGHTS IN EVENT OF DEATH OR DISABILITY. If the Non-Employee Director dies or becomes disabled prior to termination of his/her right to exercise an Option in accordance with the provisions of his/her stock option agreement without having totally exercised the Option, the Option may be exercised to the extent the Non-Employee Director could have exercised the Option on the date of his/her death or disability at any time prior to the earlier dates specified in Section 8(a) or (b) hereof by (I) the participant's estate or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Non-Employee Director in the event of the participant's death, or (ii) the Non-Employee Director or his/her personal representative in the event of the participant's disability, subject to other terms of the Plan and applicable laws, rules and regulations. For purposes of the Plan, the Board shall determine the date of disability of the Non-Employee Director.

       13. PAYMENT. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. A Non-Employee Director may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but the Non-Employee Director must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

              (a) by certified check, bank draft or money order payable to the order of the Company;

              (b) with approval of the Board, through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price; or

              (c) by any combination of the above methods of payment or any other method as permitted by the Board.

       The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. The Company may, in its discretion, require a Non-Employee Director to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise. Upon the exercise of an Option requiring tax withholding, the Non-Employee Director may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by the Non-Employee Director shall be at the sole discretion of the Board.

       14. AMENDMENT AND DISCONTINUANCE. The Board may at any time amend this Plan, provided that, except as permitted by Section 4(b), no amendment without approval of the shareholders shall: (a) increase the total number of shares for which Options may be granted, (b) change the manner of determining the price at which shares may be purchased, (c) change the class of persons eligible to receive Options under this Plan, or (d) change the provisions relating to the administration of this Plan by the Board. Notwithstanding the foregoing, in the event that Rule 16b-3 is amended to eliminate the requirement of such shareholder approval from and after the date of adoption of the Plan by the Board, no such shareholder approval of such amendments shall be required under this Plan. The Board may terminate this Plan at any time but such termination shall not affect Options previously granted and such Options shall remain in full force and effect as if this Plan had not been terminated. Notwithstanding any other provision hereof, in no event shall the provisions of this Plan be amended more frequently than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended from time to time, and the Employee Retirement Income Security Act, as amended from time to time, or the rules thereunder.

       15.    EFFECT OF THE PLAN.

       a. Neither the adoption of the Plan nor any action of the Board shall be deemed to give any director any right to be granted an Option to purchase Common Stock of the Company or any other rights except as may be evidenced by the stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

       b. Nothing in this Plan or in any Option granted pursuant to this Plan shall confer on any individual any right to continue as a director of the Company or interfere in any way with the removal of such person as a director in accordance with the Company's Articles of Incorporation and Bylaws.

       16. RESERVATION OF SHARES. During the term of this Plan and any Option exercisable hereunder, the Company shall at all times reserve and keep available, and shall obtain from any regulatory body having jurisdiction any requisite authority in order to issue or sell, such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain any authority deemed by the Company's counsel to be necessary to the lawful issuance or sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such authority shall not have been obtained.

       17. SECURITIES ACT OF 1933. Unless (a) the shares to be issued upon exercise of an Option granted under this Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended; or (b) in the opinion of counsel for the Company, no such registration is necessary, the Company shall be under no obligation to issue any shares covered by any Option.

       18. SECTION 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

       19. EFFECTIVE DATE; TERM OF PLAN. This Plan shall become effective as of September 1, 1996; provided, however, if this Plan is not approved by a majority of the shareholders of Common Stock of the Company present or represented by proxy and entitled to vote at the first annual meeting of shareholders of the Company following September 1, 1996, any Options granted under this Plan shall be null, void and of no force and effect as of their grant date, and this Plan shall terminate. Notwithstanding the foregoing, in the event that Rule 16b-3 and the rules of the NYSE are amended to eliminate the requirement of such shareholder approval from and after the date of adoption of the Plan by the Board, no such shareholder approval shall be required under this Plan and all Options granted hereunder shall continue in
full force and effect.   This Plan shall terminate May 31, 2001, unless sooner
terminated as provided in this Plan. At the end of such term, this Plan shall expire except for Options then outstanding.

P                             FARAH INCORPORATED
                   8889 GATEWAY WEST - EL PASO, TEXAS 79925
R              ANNUAL MEETING OF SHAREHOLDERS - MARCH 11, 1997

O The undersigned hereby appoints Richard C. Allender and Russell G. Gibson, and either of them, proxies of the undersigned, with full power of
X substitution, to vote all the shares of Common Stock of Farah Incorporated (the "Company") held of record by the undersigned on January 24, 1997, at
Y the Annual Meeting of Shareholders to be held March 11, 1997, and at any adjournment thereof.

     Election of Directors, Nominees:
                                                (change of address)

     Richard C. Allender, Clark L. Bullock,
                                            -----------------------------------
     Christopher L. Carameros,
                                            -----------------------------------
     John D. Curtis, Sylvan Landau,
                                            -----------------------------------
     Michael R. Mitchell, Timothy B.
                                            -----------------------------------
     Page and Charles J. Smith
                                            (If you have written in the above
                                            space, please mark the corresponding
                                            box on the reverse side of this
                                            card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                [SEE REVERSE]
                                                                [   SIDE    ]
     Please mark your
/X/  votes as in this   SHARES IN YOUR NAME  REINVESTMENT SHARES
     example.


                                FOR       WITHHELD
1. To elect eight              [   ]        [   ]
   directors to                [   ]        [   ]
   serve on the                [   ]        [   ]
   Company's                   [   ]        [   ]
   Board of Directors.

For, except vote withheld from the following nominee(s):


--------------------------------------------------------

                                 FOR        AGAINST      ABSTAIN
2. To consider and vote         [   ]        [   ]        [   ]
   on a proposal to amend       [   ]        [   ]        [   ]
   the Company's Articles       [   ]        [   ]        [   ]
   of Incorporation to          [   ]        [   ]        [   ]
   increase the number of
   authorized shares of
   Common Stock and to
   authorize a new class
   of Preferred Stock:


3. To consider and vote         [   ]        [   ]        [   ]
   upon the Company's           [   ]        [   ]        [   ]
   1996 Non-Employee            [   ]        [   ]        [   ]
   Directors Stock              [   ]        [   ]        [   ]
   Option Plan;


4. To ratify the selec-         [   ]        [   ]        [   ]
   tion of Coopers &            [   ]        [   ]        [   ]
   Lybrand, L.L.P. as           [   ]        [   ]        [   ]
   the Company's                [   ]        [   ]        [   ]
   independent public
   accountants for the
   fiscal year ending
   November 2, 1997.


5. In their discretion          [   ]        [   ]        [   ]
   the proxies are              [   ]        [   ]        [   ]
   authorized to vote           [   ]        [   ]        [   ]
   upon such other              [   ]        [   ]        [   ]
   matters as properly
   may come before the
   meeting or any
   adjournment thereof.

 Change       [   ]
  of          [   ]
Address       [   ]

Check here    [   ]
if you plan   [   ]
to attend     [   ]
the meeting

SIGNATURE(S)                                DATE
            --------------------------------    ----------------


SIGNATURE(S)                                DATE
            --------------------------------    ----------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.